EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in (a) the Registration Statement on Form S-8 of Golden Matrix Group, Inc. (File No. 333-266562); (b) the Registration Statement on Form S-8 of Golden Matrix Group, Inc. (File No. 333-234192); and (c) the Registration Statement on Form S-3 of Golden Matrix Group, Inc. (File No 333-264446), of our report, dated April 19, 2024, relating to the financial statements of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd together with its consolidated subsidiaries, collectively, “Meridianbet Group”, which comprise the consolidated balance sheets of Meridianbet Group as of December 31, 2023, and 2022, and the related consolidated statements of operations and comprehensive income, owners’ equity, and cash flows for the years ended December 31, 2023, and 2022, and the related notes to the financial statements, which is included in this Current Report on Form 8‑K/A of Golden Matrix Group, Inc.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas June 4, 2024